UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
September 22, 2008

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room B, Second Floor, M-10, Central (W.) Shenzhen High-Tech Park Shenzhen, People’s Republic of China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26012223
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On September 22, 2008, SinoHub, Inc. (the "Company"), issued a press release to announce that Tracy A. Edwards, age 51, has joined the Company as Chief Financial Officer and Secretary, effective September  11, 2008.  Mr. Willa Li has relinquished his position as CFO effective September 11, 2008 to assume the position of VP of Finance.  Mr. Henry T. Cochran, who formerly assumed the duties of Corporate Secretary, will retain the position of Chief Executive Officer and Treasurer.

Mr. Edwards has served as Chief Financial Officer and Chief Operating Officer of Casestack, Inc. since 2006. Mr. Edwards served as Chief Executive Officer of Bell Industries, Inc. from 1999 to 2005 and Chief Financial Officer from 1991 to 1998.  Prior to that, he was a Senior Manger at Price Waterhouse and is a Certified Public Accountant.

Mr. Edwards’ employment agreement and non-solicitation agreement with the Company provides that he will receive a salary of $180,000 per year and a bonus of up to $10,000 per quarter.  Upon adoption of a stock option plan, Mr. Edwards will receive stock options for 200,000 shares or 200,000 shares of restricted stock.

Item 9.01  — Financial Statements and Exhibits.

     (d) Exhibits.  The following exhibits are filed with this Report:

Exhibit No.	Description

10.1	Employment Agreement dated September 11, 2008, between SinoHub, Inc. and Tracy A. Edwards
10.2	Non-Solicitation, Invention Assignment and Non-Disclosure Agreement dated September 11, 2008, between SinoHub, Inc. and Tracy A. Edwards

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: September 16, 2008	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer